UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol-Oost, Amsterdam, The Netherlands
(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 26, 2005, VIA NET.WORKS, Inc. (the “Company” or “VIA”) entered into definitive agreements for the sale of all the Company’s operations to Interoute Communications Holdings S.A. (“Interoute” or the “Purchaser”) for a purchase price of $18.1 million in cash, of which up to $5.0 million may be advanced to VIA prior to the closing under an interim financing facility.  In addition, up to $2.2 million may be advanced to our subsidiaries under the interim financing facility which amounts would not reduce the purchase price and would be assumed by Interoute at the closing..

Key terms of the transaction are as follows:

•               Interoute will acquire the company’s PSINet Europe operations in Germany, France, Belgium, Switzerland and The Netherlands, and its VIA NET.WORKS operations in Spain, France and Germany for $18.1 million in cash at closing.  The sale will include certain assets and liabilities pertaining to VIA’s centralized back-office financial, network management and technical support systems held by the group parent VIA NET.WORKS, Inc. VIA will remain responsible for its corporate headquarters staff, other than those employees offered employment by Interoute, and all liabilities and expenses of the VIA corporate parent.  The sale is subject to approval by VIA’s shareholders.

•               VIA and Interoute have entered into a management consultancy services agreement under which Interoute will provide advice and assistance in relation to VIA’s commercial activities.

•               Interoute has committed to provide a $7.2 million secured bridge financing facility, of which $2.2 million may be used to fund VIA’s subsidiary company operations and $5.0 million may be used to provide VIA funds to pay the corporate operating costs and certain accrued liabilities.  At closing, the purchase price of the transaction would be reduced by the amount the VIA has drawn down on the $5.0 million facility. We expect to borrow the full $5.0 million prior to closing.  Amounts advanced under the $2.2 million facility would not reduce the purchase price but would be assumed by Interoute at the closing.  Funds advanced under the facility bear interest at a rate of 12% per annum.

•               Pursuant to a subscription agreement, Interoute invested $2.8 million in preferred and common stock of the Company.  Interoute also received shares of common stock of the Company in lieu of cash as a pre-paid fee for the management services it will provide and as a loan commitment fee.  As a result of these issuances, Interoute now holds approximately 46% of the voting interests of the Company, comprised of 5,454,545 shares of a newly authorized class of preferred stock of the Company designated Series A Convertible Preferred Stock, and 35,810,811 shares of common stock.  The preferred stock is entitled to receive when, as and if declared by the Board of Directors of the Company, out of funds legally available, a dividend at the rate of 12% per annum of the purchase price of the stock.  Upon liquidation of the Company, holders of the preferred stock are entitled to a liquidating preference equal to the purchase price for the preferred stock, together with all accrued and unpaid dividends (whether or not declared) before any payment or declaration and setting apart for payment of any amount shall be made in respect of any of the common stock.

As discussed below, VIA has used approximately $1.9 million of the funds received for Interoute’s preferred and common stock investment to retire the company’s €6 million debt to Sorbie Europe B.V. in accordance with the previously announced agreement reached with Sorbie in June of this year.  The balance of these funds will be used to pay the company’s obligation to the employees it terminated earlier this summer.

The sale and purchase agreement for the asset sale is subject to various customary conditions to closing, including the absence of a material adverse change in VIA’s business through the date of closing and the approval of VIA’s shareholders holding a majority of our outstanding shares of voting stock.  The parties expect that closing will occur in early November.

On completion of the proposed sale to Interoute, VIA expects to initiate a process to wind up, pay off its liabilities and other amounts owed and distribute remaining funds to its shareholders. Further financial details, including pro forma estimates of amounts expected to be distributed to shareholders after payment of liabilities and expenses, will be provided in VIA’s proxy statement to its shareholders.

If the sale to the Purchaser is not completed, there can be no assurance that the Company can obtain an alternative solution to the Company’s liquidity issues.  In that event, and unless the Company could find an alternative solution, the Company would have insufficient funds to continue to operate as a going concern.

On August 26, 2005, prior to the issuance of common stock and preferred stock to Interoute, the Company entered into an amendment (“Amendment No. 1”) to the Rights Agreement, dated as of January 29, 2004, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.  Amendment No. 1 amends the Rights Agreement to prevent the sale of preferred stock and common stock to the Purchaser and the related transactions from triggering the provisions under the Rights Agreement.

The foregoing description of the sale and purchase agreement, the facility agreement, the management services agreement, the subscription agreement and Amendment No. 1 is qualified in its entirety by reference to the sale and purchase agreement, the facility agreement, the management services agreement, the subscription agreement, Amendment No. 1, and the Certificate of Designations, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 hereto, respectively, and incorporated herein by reference. A copy of the related press release announcing the transactions is filed herewith as Exhibit 99.1.

Item 2.03                                             Creation of a Direct Financial Obligation

See disclosure provided under Item 1.01 with respect to the secured bridge financing facility.

Item 3.02                                             Unregistered Sales of Equity Securities

See disclosure provided under Item 1.01 with respect to the issuance of VIA’s referred stock and common stock to the Purchaser.  The description of the terms of the preferred stock is qualified in its entirety by the Certificate of Designations (which is the document that created the preferred stock) and is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, on August 30, 2005, the Company issued 7,173,341 shares of its common stock and paid $1.9 million in cash to Sorbie Europe B.V. (formerly PSINet Europe B.V.) (“Sorbie”) in connection with a previously announced series of agreements relating to the release by Sorbie of all of VIA’s obligations related to the unsecured zero coupon convertible note of Euro 6.0 million (approximately $7.5 million) due in full on November 20, 2005 that was issued to Sorbie in connection with VIA’s acquisition of PSINet Europe companies on August 9, 2004.

The shares were issued in reliance on exemptions from registration requirements of the Securities Act of 1933, as amended.

Item 3.03                                             Material Modification to Rights of Security Holders.

See disclosure provided under Item 1.01 with respect to Amendment No. 1 to the Rights Agreement which prevented the sale of preferred stock and common stock to the Purchaser and the related transactions from triggering the provisions under the Rights Agreement.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws

On August 26, 2005 the Company filed a Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of its Series A Convertible Preferred Stock.  A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits listed in the accompanying Exhibit Index are filed by reference as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President,
General Counsel & Secretary

September 1, 2005

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of VIA NET.WORKS, Inc.

10.1	Sale and Purchase Agreement by and among VIA NET.WORKS, Inc., Interoute Communications Holdings S.A. and Mawlaw 653 Limited, dated August 26, 2005.

10.2	Facility Agreement among VIA NET.WORKS, Inc. and VIA NET.WORKS Holdco, Inc., as borrowers, and Mawlaw 653 Limited, acting as lender, dated August 26, 2005.

10.3	Management Consultancy Services Agreement by and between VIA NET.WORKS, Inc. and Mawlaw 653 Limited., dated August 26, 2005.

10.4	Subscription Agreement by and between VIA NET.WORKS, Inc. and Mawlaw 660 Limited, dated August 26, 2005.

10.5	Amendment No. 1 to Rights Agreement dated as of January 29, 2004, by and between VIA NET.WORKS, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, dated August 26, 2005.

99.1	Press Release dated August 31, 2005.